UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                   FORM 8-K/A

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                                AMENDMENT N0.2 TO
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT: APRIL 1, 2004
                        (DATE OF EARLIEST EVENT REPORTED)

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                             AGU ENTERTAINMENT CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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          COLORADO                     005-79752                 84-1557072
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)       (IRS EMPLOYER
      OF INCORPORATION)                                     IDENTIFICATION NO.)


  11077 BISCAYNE BOULEVARD, SUITE 100, MIAMI, FLORIDA               33161
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)


                                 (305) 899-6100
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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                       LEXINGTON BARON TECHNOLOGIES, INC.
                          602 TETON STREET, SUITE 1100
                           COLORADO SPRINGS, CO 80903
                            (FORMER NAME AND ADDRESS)


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--------------------------------------------------------------------------------

ITEM 1. CHANGES IN CONTROL OF THE REGISTRANT

The following information supplements the information presented in the current report on file April 15, 2004.

PMC was formed on May 20, 2003, and thus has not completed a full year of operations. From the date of inception through March 31, 2004, the Company had revenues of $93,000 and incurred a net loss of $1.7 million. PMC's financial condition and operating results, specifically a working capital deficiency of approximately $1.9 million, a shareholders' deficit of approximately $1.7 million, and net cash used in operations of approximately $1.8 million, raise substantial doubt about its ability to continue as a going concern. On April 1, 2004 PMC was acquired by AGU Entertainment, through a Share Exchange Agreement. As a result the audited consolidated financial statements of PMC from the date of inception through March 31, 2004 are included in this filing.

LIQUIDITY AND CAPITAL RESOURCES

AGU Entertainment was formed as a development stage company with no operating history. The Company is subject to all the substantial risks inherent in the development of a new business enterprise within an extremely competitive industry. No assurances can be given that the business will continue as a going concern or achieve profitability. Due to the absence of an operating history and the emerging nature of the market in which it competes, AGU Entertainment anticipates operating losses until such time as it can develop a substantial and stable revenue base.

The growth and development of the business will require a significant amount of additional working capital. AGU Entertainment currently has limited financial resources and based on the current operating plan, will need to raise additional capital. AGU Entertainment does not presently have adequate cash to meet its short or long-term objectives.

AGU Entertainment anticipates that it will have to raise additional capital during the second half of 2004 to provide for working capital, capital expenditures and business expansion for a limited period of time, not to exceed the next six to twelve months. There can be no assurances that AGU Entertainment will be successful in completing such an offering, in executing the business plan or achieving profitability. If AGU Entertainment is not successful in raising additional capital, its financial condition and business operations will be adversely affected. Additionally, if AGU Entertainment is successful in implementing its initial business plan, it will need to raise additional funds in order to finance more rapid expansion, to develop new and enhanced services and products, and to respond to competitive pressures.

At March 31, 2004, PMC had a working capital deficit of approximately $1,860,000. Included in PMC's current liabilities at March 31, 2004 are $600,000 of 5% Convertible subordinated notes due November 30, 2004, the holders of which have subsequently elected to convert to equity during the second quarter of 2004. Also included are promissory notes amounting to $114,400 that are due November 1, 2004, the holders of which are affiliates of PMC.

For the period from May 20, 2003 (inception) through March 31, 2004, PMC received loans totaling $620,000 to fund its operations. Additionally, in April and May of 2004 PMC issued additional debt in the amount of $635,000. These loans pay interest at 5% per annum.

There are currently no commitments for additional financing, and there can be no assurances that the Company will be successful in raising additional capital to operate or grow the business. If adequate funds are not available on acceptable terms, the Company will not be able to fund expansion, develop or enhance products and services, and respond to competitive pressures, which would have a material adverse effect on its ability to continue as a going concern.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(A)        TERMINATION OF PREVIOUS INDEPENDENT ACCOUNTANTS

           On June 8, 2004, AGU Entertainment Corp.("AGU Entertainment"), formerly known as Lexington Barron Technologies, Inc. ("Lexington") notified its principal accountants, Cordovano and Honeck, P.C., that it was terminating their engagement as principal accountants and engaging Weinberg & Company, P.A. ("Weinberg") as its new principal accountants. The termination of Cordovano and Honeck, P.C. and the engagement of Weinberg were approved by the AGU Entertainment's Audit Committee. The reports of Cordovano and Honeck, P.C on AGU
           Entertainment's consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows: Cordovano and Honeck, P C's report on the consolidated financial statements of AGU Entertainment as of and for the two fiscal years ended December 31, 2002 and 2003 contained a separate paragraph stating that "the accompanying consolidated financial statements have been prepared assuming that AGU Entertainment will continue as a going concern. As discussed in AGU Entertainment's notes to the financial statements, AGU Entertainment has suffered significant operating losses since inception, which raises a substantial doubt about its ability to continue as a going concern." Management's plans in regard to this matter are also described in Note 9 in the audited financial statements of Pyramid Music Corp. and Subsidiaries ("PMC") included herein. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. In connection with its audits of the two fiscal years ended December 31, 2002 and 2003, and the review of the consolidated financial statements through March 31, 2004, there were no disagreements with Cordovano and Honeck, P.C on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. AGU Entertainment has requested Cordovano and Honeck, P.C to furnish a letter addressed to the Securities and Exchange Commission stating whether Cordovano and Honeck, P.C. agrees with the above statements. A copy of that letter, dated June 11, 2004, is filed as Exhibit 16 to this Form 8-K.

       (b) ENGAGEMENT OF NEW INDEPENDENT ACCOUNTANTS

           On June 8, 2004, AGU Entertainment engaged the firm of Weinberg and Company P.A. as its new independent principal accountants to audit AGU Entertainment's financial statements for the 2004 fiscal year. During the two most recent fiscal years and the first quarter 2004, AGU Entertainment, or anybody on its behalf, did not consult the newly engaged accountants regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on AGU Entertainment's financial statements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2004, as amended, on April 1, 2004, AGU Entertainment entered into a Share Exchange Agreement with Pyramid Music Corp., a Florida corporation ("PMC" or the "Company"). Under the terms of the Share Exchange Agreement, AGU Entertainment acquired 100% of the stock of PMC in exchange for 16,922,464 shares of common stock of AGU Entertainment (the "Share Exchange"). As a result of the Share Exchange, the former shareholders of PMC owned on a fully diluted basis approximately 80% of the then issued and outstanding shares of common stock of AGU Entertainment. In accordance with Rule 3.05(b) of Regulation S-X audited financial statements of PMC are attached in
Exhibit 99.1 and incorporated by reference herein.

At March 31, 2004 AGU Entertainment had $0 assets and $3,000 of liabilities. Proforma financial information has been omitted due to the fact that the financial position and results of the operations of AGU Entertainment are insignificant and the proforma balance sheet and operating results would essentially be the same as PMC's historical operating results.

(b) Exhibits:

Regulation S-K Exhibit Number                     Description
-----------------------------                     -----------

          16.1                      Letter regarding change in certifying
                                    accountant.

          99.1 Pyramid Music Corp. and Subsidiaries Consolidated Financial Statements, March 31, 2004

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: June 15, 2004

                                        AGU Entertainment Corp.
                                        -----------------------
                                        (Registrant)


                                        By: s/ David C. Levy
                                            ------------------------------
                                        Name:  David C. Levy
                                        Title: Chief Executive Officer

                                SK EXHIBIT INDEX


Regulation S-K
Exhibit Number              Description
--------------              -----------
    16.1                    Letter regarding change in Certifying Accountant

    99.1                    Pyramid Music Corp and subsidiaries.
                            Consolidated financial statements March 31, 2004

                      PYRAMID MUSIC CORP AND SUBSIDIARIES
                       Consolidated Financial Statements
                                 March 31, 2004

                                                                                     PAGE
                                                                                ----------------

  Independent Auditors' Report                                                        F-1

  Financial statements

          Consolidated balance sheet as of March 31, 2004                             F-2

          Consolidated statement of operations for the period
             May 20, 2003 (inception) through March 31, 2004                          F-3

          Consolidated statement of changes in shareholders' deficit
             for the period May 20, 2003 (inception) through March 31, 2004           F-4

          Consolidated statements of cash flows for the period May 20, 2003           F-5
             (inception) through March 31, 2004

  Notes to financial statements as of March 31, 2004                                  F-6

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of Pyramid Music Corp. and Subsidiaries:


We have audited the accompanying consolidated balance sheet of Pyramid Music Corp. and Subsidiaries (the "Company"), as of March 31, 2004 and the related consolidated statements of operations, changes in shareholders' deficit and cash flows from May 20, 2003 (inception) to March 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Pyramid Music Corp. and Subsidiaries as of March 31, 2004, and the results of their operations and their cash flows from May 20, 2003 (inception) to March 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company's working capital deficiency of approximately $1.9 million, shareholders' deficit of approximately $1.7 million, net loss from operations of approximately $1.7 million and net cash used in operations of approximately $1.8 million raise substantial doubt about its ability to continue as a going concern. Management's plan in regards to these matters is also described in Note 9. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Weinberg & Company, P.A.

/s/ Weinberg & Company
----------------------

Boca Raton, Florida
June 11, 2004

                      PYRAMID MUSIC CORP AND SUBSIDIARIES
                        ( A Development Stage Company )
                           Consolidated Balance Sheet


                                 MARCH 31, 2004

                                     ASSETS
Current assets:
    Cash                                                           $    48,440
    Note receivable, related party                                      15,500
    Prepaid expenses                                                   200,000
    Other current assets                                                   200
                                                                   -----------
                Total current assets                                   264,140

Property and equipment, net of accumulated depreciation
  of $28,796                                                           147,655

Distribution agreement                                                 350,000
Other assets                                                            24,189
                                                                   -----------

                   TOTAL ASSETS                                    $   785,984
                                                                   ===========

                      LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
    Accounts payable and accrued liabilities                       $   410,602
    Subordinated convertible notes                                     650,000
    Notes payable, related parties                                     114,400
    Notes payable, other                                               909,387
    Accrued interest                                                     9,962
    Lease payable, current                                              10,084
    Other current liabilities                                           30,000
                                                                   -----------
                Total current liabilities                            2,134,435

    Lease payable-non current                                           19,826
    Notes payable, non current                                         311,794
                                                                   -----------
                   TOTAL LIABILITIES                                 2,466,055
                                                                   -----------

Commitments and contingencies

Shareholders' deficit
    Preferred stock, no par value; 10,000,000 shares authorized,
      -0- shares issued and outstanding                                     --
    Common stock, no par value; 50,000,000 shares authorized,
      16,922,464 shares issued and outstanding                          29,077
    Additional paid-in capital                                              --
    Deficit accumulated during development stage                    (1,709,148)
                                                                   -----------

                Total shareholders' deficit                         (1,680,071)
                                                                   -----------

                   TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT     $   785,984
                                                                   ===========

             See Independent Auditors' Report and Accompanying Notes

                      PYRAMID MUSIC CORP AND SUBSIDIARIES
                        ( A Development Stage Company )
                      Consolidated Statement of Operations
         For the Period May 20, 2003 (Inception) Through March 31, 2004

Revenues                                           $     93,209
                                                   ------------

General and administrative expenses:
    Payroll                                             531,667
    Consulting                                          299,366
    Legal fees                                          215,954
    Rent and maintenance                                123,496
    Travel                                              219,745
    Promotion and advertising                           164,270
    Professional services                                51,997
    Royalties                                            28,312
    Other general and administrative expenses           122,277
    Depreciation                                         28,796
                                                   ------------

       Total general and administrative expenses      1,785,880
                                                   ------------

Loss from operations                                 (1,692,671)
                                                   ------------

Other expenses
    Interest expense                                     16,477
                                                   ------------
       Total other expenses                              16,477
                                                   ------------

Loss before income taxes                             (1,709,148)
                                                   ------------

    Income tax provision                                     --
                                                   ------------

Net loss                                           $ (1,709,148)
                                                   ============

Basic and diluted loss per share                   $      (0.12)
                                                   ============

Weighted average common shares outstanding           14,743,031
                                                   ============

             See Independent Auditors' Report and Accompanying Notes

                      PYRAMID MUSIC CORP AND SUBSIDIARIES
                        ( A Development Stage Company )
           Consolidated Statement of Changes in Shareholders Deficit
         For the Period May 20, 2003 (Inception) Through March 31, 2004


                                                     COMMON STOCK          ACCUMULATED
                                                 SHARES         AMOUNT       DEFICIT         TOTAL
                                               -----------   -----------   -----------    -----------
    Issuance of shares of common stock
      in exchange for cash on May 20, 2003
                                                14,628,324   $       400   $        --    $       400

    Issuance of shares of common stock           2,294,140        28,677            --         28,677
      for services, March 22, 2004 @ .0125

    Net loss                                            --            --    (1,709,148)    (1,709,148)

                                               -----------   -----------   -----------    -----------

Balance at March 31, 2004                       16,922,464   $    29,077   $(1,709,148)   $(1,680,071)
                                               ===========   ===========   ===========    ===========


             See Independent Auditors' Report and Accompanying Notes

                      PYRAMID MUSIC CORP AND SUBSIDIARIES
                        ( A Development Stage Company )
                      Consolidated Statement of Cash Flows
         For the Period May 20, 2003 (Inception) Through March 31, 2004


Cash flows from operating activities:
    Net loss                                                                      $      (1,709,148)
    Adjustments to reconcile net loss to net cash
      used in operating activities:
         Depreciation                                                                        28,796
         Common stock issued as payment for services                                         28,677
         Increase in prepaid expenses and other current assets                             (200,200)
         Increase in accounts payable and accrued liabilities                               410,602
         Increase in other current liabilities and accrued interest                          39,962
                                                                                  ------------------

           Net cash used in operating activities                                         (1,401,311)
                                                                                  ------------------

Cash flows from investing activities:
    Disbursements for property and equipment                                                (79,249)
    Increase in notes receivable, related party                                             (15,500)
    Increase in distribution agreement and other assets                                    (374,189)
                                                                                  ------------------

           Net cash used in investing activities                                           (468,938)
                                                                                  ------------------

Cash flows from financing activities:
    Proceeds from subordinated convertible notes                                            650,000
    Proceeds from notes payable                                                           1,284,400
    Repayments on notes payable                                                             (12,694)
    Payments on capital leases                                                               (3,417)
    Net proceeds from sale of common stock                                                      400
                                                                                  ------------------

           Net cash provided by financing activities                                      1,918,689
                                                                                  ------------------

           Net increase in cash                                                              48,440

Cash, beginning of period                                                                         -
                                                                                  ------------------

Cash, end of period                                                               $          48,440
                                                                                  ==================

Supplemental disclosure of cash flow information: Cash paid for:
      Income taxes                                                                $               -
                                                                                  ==================

      Interest                                                                    $         (26,439)
                                                                                  ==================

    Non-cash investing and financing activities:
      Common stock issued as payment for services                                 $          28,677
                                                                                  ==================

      Property and equipment acquired through capital lease obligations           $          33,327
                                                                                  ==================

      Property and equipment acquired through notes payable                       $          63,875
                                                                                  ==================

             See Independent Auditors' Report and Accompanying Notes

                      PYRAMID MUSIC CORP. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE PERIOD FROM MAY 20, 2003 (INCEPTION) THROUGH MARCH 31, 2004

(1). SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Pyramid Music Corp. (together with its subsidiaries, "The Company") is a development stage company incorporated under the laws of the state of Florida on May 20, 2003, under the name of CRNA, Inc. The Company was formed for the purpose of developing market share in the recording and broadcast media industries through the development of a media distribution channel and archived video and music collection libraries. The Company changed its name to Pyramid Music Corp. effective June 30, 2003. In August 2003 the Company formed two wholly owned subsidiaries, The Tube Music Network, Inc. ("The Tube"), and Pyramid Records International, Inc. ("PRI"), for the purpose of conducting its operations. The Company's offices are in Miami, Florida, its only primary location.

On April 1, 2004, the Company entered into a Share Exchange Agreement (the "Share Exchange") with Lexington Barron Technologies, Inc. ("Lexington"), a public development stage, Colorado company (see Note 11). Under the terms of the Share Exchange, Lexington acquired 100% of the common stock of the Company and the shareholders of the Company received 16,922,464 shares of common stock of Lexington.

On March 26, 2004, in anticipation of the completion of the Share Exchange, Lexington changed its name to AGU Entertainment Corp. ("AGU Entertainment")

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of Pyramid Music Corp. and its subsidiaries (The Tube and PRI). All significant inter-company transactions have been eliminated.

METHOD OF ACCOUNTING

The Company reports the results of its operations using the accrual method of accounting for both financial reporting and income tax purposes. Under this method, income is recognized when earned and expenses are deducted when incurred. The accounting policies of the Company are in accordance with generally accepted accounting principles and conform to the standard applicable to development stage companies.

REVENUE RECOGNITION

The Company recognizes revenue when products are shipped or services are provided to the customer and collectibility is assured.

                      PYRAMID MUSIC CORP. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE PERIOD FROM MAY 20, 2003 (INCEPTION) THROUGH MARCH 31, 2004


COMPUTATION OF NET LOSS PER SHARE

In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 128, Earnings Per Share. The Company has reflected the provisions of SFAS No. 128 in the accompanying financial statements for the period presented. SFAS No. 128 replaces the presentation of primary Earnings Per Share ("EPS") with a presentation of basic EPS, which excludes dilution and is computed by dividing income or loss available to common shareholders by the weighted average number of common shares outstanding for the period. The Statement also requires the dual presentation of basic and diluted EPS on the face of the statement of operations for all entities with complex capital structures. During the period presented, the Company did not have a complex capital structure.

USE OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid securities with original maturities of three months or less, when acquired, to be cash equivalents.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company evaluates the carrying value of long-lived assets under the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

INCOME TAXES

The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities. The deferred tax asset arising from the Company's available net operating loss carryforward has been fully offset by a valuation allowance because management has determined that the deferred tax asset will not be realized.

                      PYRAMID MUSIC CORP. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE PERIOD FROM MAY 20, 2003 (INCEPTION) THROUGH MARCH 31, 2004

FINANCIAL INSTRUMENTS

At December 31, 2003 the carrying value of the Company's financial instruments, which include cash, note receivable, accounts payable, accrued expenses, and short term debt, approximates their fair value due to the short-term maturity of those instruments.

STOCK-BASED COMPENSATION

In October 1995, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation, which encourages but does not require companies to recognize compensation expense for stock-based awards based on their fair market value at the date of grant. SFAS No. 123 allows companies to continue to employ the intrinsic value method under APB No. 25 provided that pro-forma disclosures of net income and earnings per share under the fair value method are included in the notes to the financial statements. The required disclosures were amended in December 2002 with the issuance of SFAS No. 148, Accounting for Stock Based Compensation - Transition and Disclosure. The Company has adopted the disclosure requirements of SFAS No. 123 as amended by SFAS No. 148, but will continue to account for stock-based compensation using the intrinsic value method prescribed under APB No. 25. During the reporting period, the Company recognized $28,677 of compensation expense for shares issued during the first quarter of 2004.


(2) PREPAID EXPENSES

Prepaid expenses include a deposit to an escrow account in connection with a joint venture agreement (See Note 6) . On March 25, 2004, PRI committed to a marketing and promotion budget of $400,000, in connection with the Havana Bridge Project, (see Notes 5 and 6) of which $200,000 was deposited into an escrow account with an independent trustee. The escrow funds were advanced by a promissory note holder under a separate trust agreement. The entire promotional budget is anticipated to be expended in 2004.


(3) PROPERTY AND EQUIPMENT, NET

Property, plant and equipment consist primarily of office equipment, computers and software, a vehicle, and leasehold improvements, and are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated.

Property and equipment consisted of the following at March 31, 2004:


             Furniture and equipment                   $     144,186
             Leasehold improvements                           18,265
             Software                                         14,000
                                                       --------------
                                                             176,451
             Less accumulated depreciation and
             amortization                                     28,796
                                                       --------------
                                                       $     147,655
                                                       ==============

                      PYRAMID MUSIC CORP. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE PERIOD FROM MAY 20, 2003 (INCEPTION) THROUGH MARCH 31, 2004

Depreciation expense for the period from May 20, 2003 (Inception) through March 31, 2004 was $28,796.


(4) CAPITAL LEASES

The Company is obligated under various capital leases, primarily computer equipment. For financial reporting purposes, minimum lease payments relating to the equipment have been capitalized. Capital lease obligations totaling $29,910 require minimum monthly lease payments ranging from $80 to $382 with interest rates ranging from 15.5% to 17.8%. Capital lease payments, including interest, for the period from May 20, 2003 (inception) through March 31, 2004 was approximately $4,845.

Future capital lease obligations are as follows for the year ending March 31:

                          2005                         $      10,084
                          2006                                11,178
                          2007                                 7,875
                          2008                                   773
                                                       -------------
                          Total                        $      29,910
                                                       =============


(5) DEBT

At March 31, 2004, the Company had outstanding $650,000 of 5% Convertible Subordinated Notes. The Notes are due on November 30, 2004 provided the Company remains privately owned. Upon the Company becoming listed as a publicly traded corporation on a U.S. Stock Exchange, the Notes provide an option, by The noteholders, for conversion of the outstanding principal and accrued interest into common stock of the Company at $3.00 per share.

For the period from May 20, 2003 (inception) through March 31, 2004, the Company received loans totaling $798,275 to fund its operations. The Company executed promissory notes that are due on June 30, 2004. With the exception of a $40,000 loan, interest at 5% per annum, commences on May 1, 2004. Interest on the $40,000 loan is payable from inception (March 18, 2004) to maturity, at 5% per annum.

On March 25, 2004, the Company executed a promissory note for $200,000 that is due on June 30, 2004. The $200,000 was deposited into an escrow account with an independent Trustee. The escrow funds were advanced by the promissory note holders under a separate trust agreement in connection with the Havana Bridge Project (see Notes 2 & 6).

In connection with the Distribution Agreement and assignment of certain assets of PMG, as defined in Note 6, the Company assumed the obligation to repay $350,000 of notes payable to two shareholders of the Company. The notes have an annual rate of interest of 8%. Payments commenced in March of 2004 (see Note 8).

                      PYRAMID MUSIC CORP. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE PERIOD FROM MAY 20, 2003 (INCEPTION) THROUGH MARCH 31, 2004

Aggregate maturities of the Company's long term debt as of March 31, are as follows:

                      Year ended March 31,                Amount
                      --------------------                ------
                      2005                            $    1,673,787
                      2006                                    96,551
                      2007                                   104,408
                      2008                                   104,663
                      2009                                     6,172
                                                       -------------
                      Total                            $   1,985,581
                                                       =============


(6) COMMITMENTS AND CONTINGENCIES; CERTAIN TRANSACTIONS

JOINT VENTURE - BRIDGE TO HAVANA

On May 15, 2003, PRI entered into a joint venture agreement with GSMB, LLC, ("GSMB") a third party California limited liability company, whereby PRI acquired the worldwide rights for both audio and live concert DVD related to the historic music project known as the Havana Bridge project ("Havana Bridge").

After a 4% service fee payable to the Company, and 10% allocation fee to various charities, the proceeds will be distributed to PRI and GSMB equally, as defined in the agreement. The Havana Bridge agreement commits PRI to expend approximately $400,000 in marketing and promotional costs, of which $200,000 has beed escrowed (See Note 2).

ASSIGNMENT AND ASSUMPTION AGREEMENT, ARK 21 RECORDS, L P

On March 3, 2004, PRI entered into an Assignment and Assumption Agreement with Pyramid Media Group, Inc. ("PMG"), whereby the Company agreed to assume all of the covenants and obligations of a Distribution Agreement between PMG and ARK 21 Records, L P, a California Limited Partnership ("ARK21"). The Distribution Agreement dated May 1, 2003, provides the terms and conditions relating to the distribution of records. In exchange for the rights to the Distribution Agreement and certain assets of PMG, the Company assumed the obligation to repay $350,000 of notes payable to certain principals of PMG. the notes have an annual rate of interest of 8%. An officer of the Company is an owner and controlling shareholder of PMG.

ARK21 is the exclusive manufacturer and distributor of records for the Company through normal retail channels throughout the United States. During the initial three-year term of the agreement, which can be automatically extended, PRI has the exclusive right and license to manufacture and distribute, sell, market, promote, and otherwise advertise records on behalf of the Company. Pursuant to this Agreement, the Company is required to provide ARK21 with a sample of every record to be released and distributed by the Company, in each configuration (e.g., CD, DVD, cassette, etc.), as soon as they are available. The Company will pay ARK21 a distribution fee equal to twenty three percent (23%) of net record sales, as defined in the Distribution Agreement.

                      PYRAMID MUSIC CORP. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE PERIOD FROM MAY 20, 2003 (INCEPTION) THROUGH MARCH 31, 2004


RECORDING PROJECT INVESTMENT AGREEMENT

On March 16, 2004, PRI and Balaji Productions, LLC ("Balaji") entered into a Recording Project Investment Agreement, whereby Balaji invested $150,000 to form a project entitled the "Stephen Stills Project". PRI will use the funds to develop a record album. Balaji will recoup its investment in the project at the rate of sixty percent (60%) of the net profits from the sale of the master recordings in all medium generated from the project. The project will be managed by the Company. The Stephen Stills project is scheduled for release in the fourth quarter of 2004.

VISUAL MUSIC, LLC

On March 25, 2004, Visual Music, LLC ("Visual") was formed by PRI, the Company and Promo Only, Inc., ("Promo") a previously unrelated Florida corporation, wherein Promo will deliver to Visual access to Promo's music video library of DVD compilations, finished film for manufacture, and the mastered authorized source with artwork. The Company will provide distribution, marketing and promotion services. This agreement provides for distribution services through the Company's agreement with Universal Music and Distribution, Inc. ("UMVD") and UMVD's affiliate ARK21. Promo and the Company will share profits equally, after providing for certain marketing and promotional expenses and a four per cent (4%) service fee. The project will be managed by the Company.

PROMO ONLY, INC.

On March 25, 2004, The Tube entered into an agreement with Promo, an unrelated company, to broadcast, distribute and display on and over the Tube's music network, music videos owned by Promo. Promo has granted to the Tube an exclusive license to broadcast, distribute and display on and over the Tube's music network, archived music videos in whatever medium, means or format, now used or developed in the future. The agreement is for three years and will renew for three additional one-year periods, unless terminated in accordance with the termination provisions of the agreement. In connection with the agreement and the development of Visual, the Company will issue to Promo, 24,000 shares of common stock of the Company, which will vest over the term of the agreement. The Company will pay Promo four percent (4%) of the Company's gross advertising profit as defined in the agreement for the first 24 months. For each month after 24 months, the Company will pay Promo an agreed upon percentage, which will be agreed upon and negotiated in good faith. Such percentage will not exceed six percent (6%).

                      PYRAMID MUSIC CORP. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE PERIOD FROM MAY 20, 2003 (INCEPTION) THROUGH MARCH 31, 2004

LICENSING AND DISTRIBUTION AGREEMENTS

The Company has entered into additional licensing and distribution agreements whereby PRI will provide manufacturing and distribution, marketing and promotion services in the United States and internationally, of recordings embodying the performances of various artists. The terms of the agreements are generally for three years and provide for renewals and termination. PRI generally receives, as part of these agreements, advances against the sale of future recordings.

LEGAL PROCEEDINGS

The Company is subject to claims and legal actions that arise in the ordinary course of its business. The Company believes that the ultimate liability, if any, with respect to these claims and legal actions, will not have a material effect on the financial position or results of operations of the Company.

EARTH SONG ENTERTAINMENT

On April 21, 2004, PRI entered into a Letter of Intent ("LOI") with Earth Song Entertainment ("Earth Song") to market and distribute through PRI's ARK21 agreement, an album and concert DVD featuring musical artist Chaka Khan. The LOI intends that a contract be prepared which will require PRI to advance to Earth Song $325,000 for Artist Royalties and $25,000 for legal fees. PRI will also commit to the production costs for the album and will receive fifty percent
(50%) of the net revenues from the sale of the album and concert DVD, after a four percent (4%) service fee is paid to PRI. Net Revenues are defined as receipts less distribution, manufacturing, advertising and promotion, discounts and other royalties.

@RADICAL.MEDIA,INC

On May 24, 2004, the Tube committed to an agreement, which will be finalized in June 2004, for acquiring certain branding services for the development of the Tube Music Network. The agreement, when executed, will require the Tube to pay @radical.media,inc, ("Radical"), $650,000 in cash and stock for services in connection with this agreement. On May 24, 2004, the Tube provided Radical a deposit of $50,000.

LEASE AGREEMENTS

The Company leases office space and equipment, under non-cancelable operating leases that expire at various dates through year 2006. Rent expense for all operating leases for the period from May 20, 2003 (inception) through March 31, 2004 was approximately $121,600.

Future minimum payments are as follows for the year ending December 31:


                          2004                               114,597
                          2005                                87,164
                          2006                                41,165
                                                       -------------
                          Total                        $     242,926
                                                       =============

                      PYRAMID MUSIC CORP. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE PERIOD FROM MAY 20, 2003 (INCEPTION) THROUGH MARCH 31, 2004

(7) STOCKHOLDERS EQUITY

The total number of shares of all classes of stock which the Company is authorized to issue is 60,000,000 shares, consisting of 10,000,000 shares of preferred stock, no par value, (the "Preferred Stock"), and 50,000,000 shares of common stock, no par value, (the "Common Stock").

The Preferred Stock may be issued from time to time in one or more series as may be designated by the Board of Directors of the Company, each such series to be distinctly titled and to consist of the number of shares designated by the Board of Directors. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon (if any) shall accrue or be cumulative (or both).

The Common Stock shall be identical and shall entitle each of the holders thereof to the same rights and privileges. When and as dividends (if any) are declared upon the Common Stock, whether payable in cash, in property or in shares of stock of the Corporation, the holders of Common Stock shall be entitled to share equally, share for share, in such dividends. Each holder of Common Stock shall be entitled to one vote per share.

On March 31, 2004 there were 16,922,464 shares of common stock outstanding.


(8) RELATED PARTY TRANSACTIONS

For the period from May 20, 2003 (inception) through March 31, 2004, the Company received net loans totaling approximately $114,400 from three shareholders of the Company. On July 25, 2003 the Company executed three promissory notes with the three shareholders totaling $114,400. The Notes are due November 30, 2004 and do not bear interest.

For the period from May 20, 2003 (inception) through March 31, 2004, the Company received various computer and internet services totaling $36,000 from a shareholder. At March 31, 2004 the entire amount was unpaid.

For the period from May 20, 2003 (inception) through March 31, 2004, the Company received various consulting services totaling approximately $66,800 from a shareholder. At March 31, 2004 approximately $54,300 was unpaid.

Additionally, an officer and Director of the Company has agreed to defer a portion of salary, payable under an employment agreement, until such time as adequate funds have been received by the Company. The amount deferred as of March 31, 2004 was approximately $89,000.

An officer of the Company is an owner and controlling shareholder of PMC.

On March 3, 2004, in connection with the Distribution Agreement and assignment of certain assets of PMG (see Notes 5 & 6), the Company assumed the obligation to repay $350,000 of notes payable to two shareholders of the Company. The notes have an annual rate of interest of 8%. Payments commenced in March of 2004.

                      PYRAMID MUSIC CORP. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE PERIOD FROM MAY 20, 2003 (INCEPTION) THROUGH MARCH 31, 2004

(9) GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company's financial condition and operating results, specifically a working capital deficiency of approximately $1.9 million, a shareholders' deficit of approximately $1.7 million, a net loss from operations of approximately $1.7 million and net cash used in operations of approximately $1.8 million, raise substantial doubt about its ability to continue as a going concern. The Company's existence is dependent on Management's ability to develop profitable operations and resolve the Company's liquidity problems. Management anticipates that the Company will attain profitable status and improve its liquidity through the continued development of market share in the recording and broadcast media industries through the development of a media distribution channel and archived video and music collection libraries.

In order to improve the Company's liquidity, management is actively pursuing additional equity and debt financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its efforts to raise additional financing.

These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


(10) DEVELOPMENT STAGE COMPANY

The Company was formed on May 20, 2003. There have been no significant revenues since inception and the Company is in the process of raising additional capital and financing for future operations.


(11) SUBSEQUENT EVENTS

During April and May of 2004, the Company received loans totaling $635,000 to fund its operations. The Company executed promissory notes that are due on June 30, 2004. With the exception of a $30,000 loan, interest at 5% per annum commences on May 1, 2004. Interest on the $30,000 loan commences on June 30, 2004, at 5% per annum.

                      PYRAMID MUSIC CORP. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
       FOR THE PERIOD FROM MAY 20, 2003 (INCEPTION) THROUGH MARCH 31, 2004

On April 1, 2004, AGU Entertainment (formerly Lexington) acquired the Company under a Share Exchange agreement. Lexington issued 16,922,464 of its own shares (approximately 80% of the then issued and outstanding shares) for 100% of the issued and outstanding stock of PMC. Upon completion of the Share Exchange, the former shareholders of Lexington owned 4,130,612 shares or approximately twenty (20%) of the outstanding common stock of AGU Entertainment, which has 21,053,076 shares of Common Stock outstanding as of April 1, 2004.

In April 2004 the holders of $600,000 of 5% Convertible Subordinated Notes due November 30, 2004 elected to convert their notes into 200,000 shares of the Company's common stock.


See Note 6 for subsequent events